As filed with the Securities and Exchange Commission on November 5, 2010
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	98-0171860
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

President Place, 4th Floor
Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa	N.A.
(Address of principal executive offices)	(Zip Code)

AMENDED AND RESTATED STOCK INCENTIVE PLAN OF
NET 1 UEPS TECHNOLOGIES, INC.
(formerly Amended and Restated 2004 Stock Incentive Plan of Net 1 UEPS Technologies, Inc.)
(Full title of plans)

(Name, address and telephone
number of agent for service)	(Copy to:)
Dr. Serge C.P. Belamant	Marjorie Sybul Adams, Esq.
Net 1 UEPS Technologies, Inc.	DLA Piper LLP (US)
President Place, 4th Floor	1251 Avenue of the Americas
Cnr. Jan Smuts Avenue and Bolton Road	New York, New York 10020
Rosebank, Johannesburg, South Africa
Tel: (2711) 343-2000	Tel: (212) 335-4517
Fax: (2711) 880-7080	Fax: (212) 884-8517

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer [ x ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [ ]
(Do not check if a smaller
reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
	to be	Offering	Aggregate	Registration
Title of Securities to be Registered	Registered (1)	Price Per Share	Offering Price	Fee
Common Stock, $0.001 par value per share	2,800,000 (2)	$12.24(3)	$34,272,000 (3)	$2,444(3)

(1)      An aggregate of 8,552,580 shares of Common Stock may be offered or issued pursuant to the Amended and Restated Stock Incentive Plan (the “Plan”), of which 2,906,980 shares were previously registered on Form S-8 (File No. 333-126958), 2,845,600 shares were previously registered on Form S-8 (File No. 333-140042), and 2,800,000 shares are registered on this Registration Statement. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(2)      Represents the unallocated shares of Common Stock that may be offered and sold from time to time by the Registrant in accordance with the terms and conditions of the Plan.

(3)      Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices of the shares of the Common Stock, as reported on the Nasdaq Global Select Market on November 3, 2010.

INCORPORATION BY REFERENCE

     In accordance with General Instruction E to Form S-8, the contents of the Registration Statements on Form S-8 filed by Net 1 UEPS Technologies, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) (File Nos. 333-126958 and 333-140042) are hereby incorporated by reference.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
4.1	Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on December 1, 2008).
4.2	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K filed on November 5, 2009).
5.1	Opinion of DLA Piper LLP (US).
23.1	Consent of Deloitte & Touche (South Africa).
23.2	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney.
99.1	Amended and Restated Stock Incentive Plan of the Registrant (incorporated by reference to Exhibit A to the Registrant’s Proxy Statement filed on October 28, 2009).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Johannesburg, Republic of South Africa on November 5, 2010.

NET 1 UEPS TECHNOLOGIES, INC.

By:	/s/ Dr. Serge C.P. Belamant
Name: Dr. Serge C.P. Belamant
Title: Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Dr. Serge C.P. Belamant	Chief Executive Officer, Chairman	November 5, 2010
Dr. Serge C.P. Belamant	of the Board and Director
(principal executive officer)

/s/ Herman G. Kotzé	Chief Financial Officer, Treasurer,	November 5, 2010
Herman G. Kotzé	Secretary and Director
(principal financial officer and
principal accounting officer)

All of the members of the Board of Directors :

Dr. Serge C.P. Belamant, Herman G. Kotzé, Antony C. Ball, Paul Edwards, Alasdair J.K. Pein, Christopher S. Seabrooke and Tom C. Tinsley

/s/ Dr. Serge C.P. Belamant	For himself and as Attorney-in-Fact	November 5, 2010
Dr. Serge C.P. Belamant

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
4.1	Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on December 1, 2008).
4.2	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K filed on November 5, 2009).
5.1	Opinion of DLA Piper LLP (US).
23.1	Consent of Deloitte & Touche (South Africa).
23.2	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney.
99.1	Amended and Restated Stock Incentive Plan of the Registrant (incorporated by reference to Exhibit A to the Registrant’s Proxy Statement filed on October 28, 2009).